CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	349,000	$47.60

Pricing supplement no. 1538
To prospectus dated November 14, 2011,	Registration Statement No. 333-177923
prospectus supplement dated November 14, 2011 and	Dated June 26, 2013
product supplement no. 7-II dated November 16, 2011	Rule 424(b)(2)
Structured Investments	$40,000 (ABX) $84,000 (BBY) $130,000 (TSO) $70,000 (JCP) $25,000 (BBRY) Reverse Exchangeable Notes due December 31, 2013 Each Linked to the Common Stock of a Different Single Reference Stock Issuer
General
•
This pricing supplement relates to five (5) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the five (5) note offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek a higher interest rate than either the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us.  Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning equities in general and the common stock of the applicable Reference Stock issuer, in particular, and be willing to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
•
Each issue of offered notes will pay interest monthly at the fixed rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock  is less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period, as described below. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

•	Unsecured and unsubordinated obligations of JPMorgan Chase & Co. maturing December 31, 2013*
•
Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof), in each case, together with any accrued and unpaid interest, as described below.

•	Minimum denominations of $1,000 and integral multiples thereof
Key Terms
Payment at Maturity:
The payment at maturity, in excess of any accrued and unpaid interest, is based on the performance of the applicable Reference Stock.  You will receive $1,000 for each $1,000 principal amount note, plus any accrued and unpaid interest at maturity, unless:

(1)the applicable Final Share Price is less than the applicable Initial Share Price; and
(2)on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price, by more than the applicable Buffer Amount.

If the conditions described in (1) and (2) are both satisfied, at maturity you will receive, in addition to any accrued and unpaid interest, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof).  Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Value thereof will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	June 26, 2013
Settlement Date:	On or about June 28, 2013
Observation Date*:	December 26, 2013
Maturity Date*:	December 31, 2013
Interest Payment Dates*:
Interest on the notes will be payable on July 29, 2013, August 28, 2013, September 30, 2013, October 28, 2013, November 29, 2013 and the Maturity Date (each such date, an “Interest Payment Date”). See “Selected Purchase Considerations — Monthly Interest Payments” in this pricing supplement for more information.

Other Key Terms:	See “Additional Key Terms” on page PS-2 of this pricing supplement.

									Approximate Tax Allocation of Monthly Coupon†
	Page Number	Ticker Symbol	Principal Amount	Interest Rate	Buffer Amount	Initial Share Price	CUSIP	Approximate Monthly Coupon	Interest on Deposit	Put Premium
Barrick Gold Corporation	PS – 5	ABX	$1,000	9.375% (equivalent to 18.75% per annum)	$2.956, which is equal to 20.00% of the Initial Share Price	$14.78	48126NFJ1	$15.63	1.17%	98.83%
Best Buy Co., Inc.	PS – 7	BBY	$1,000	6.25% (equivalent to 12.50% per annum)	$6.82, which is equal to 25.00% of the Initial Share Price	$27.28	48126NFL6	$10.42	1.76%	98.24%
Tesoro Corporation	PS – 9	TSO	$1,000	6.00% (equivalent to 12.00% per annum)	$13.525, which is equal to 25.00% of the Initial Share Price	$54.10	48126NFM4	$10.00	1.83%	98.17%
J.C. Penney Company, Inc	PS – 11	JCP	$1,000	7.625% (equivalent to 15.25% per annum)	$5.6525, which is equal to 35.00% of the Initial Share Price	$16.15	48126NFN2	$12.71	1.44%	98.56%
Research In Motion Limited	PS - 13	BBRY	$1,000	9.00% (equivalent to 18.00% per annum)	$5.2185, which is equal to 35.00% of the Initial Share Price	$14.91	48126NFP7	$15.00	1.22%	98.78%

*
Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity,” “Description of Notes — Interest Payments” and “Description of Notes — Postponement of a Determination Date” in the accompanying product supplement no. 7-II, as applicable.

†
Based on one reasonable treatment of the notes, as described herein under “Selected Purchase Considerations — Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 7-II under “Material U.S. Federal Income Tax Consequences” on page PS-36.

Investing in the Reverse Exchangeable Notes involves a number of risks.  See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 7-II and “Selected Risk Considerations” beginning on page PS-4 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus.  Any representation to the contrary is a criminal offense.
	Price to Public (1)	Fees and Commissions (2)	Proceeds to Us
Barrick Gold Corporation
Per note	$1,000	$40.60	$959.40
Total	$40,000	$1,624	$38,376
Best Buy Co., Inc.
Per note	$1,000	$25.86	$974.14
Total	$84,000	$2,172.24	$81,827.76
Tesoro Corporation
Per note	$1,000	$28.06	$971.94
Total	$130,000	$3,647.80	$126,352.20
J.C. Penney Company, Inc
Per note	$1,000	$28.15	$971.85
Total	$70,000	$1,970.50	$68,029.50
Research In Motion Limited
Per note	$1,000	$28.80	$971.20
Total	$25,000	$720	$24,280
(1)	See "Supplemental Use of Proceeds" in this pricing supplement for information about the components of the price to public of the notes.
(2)
J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Chase & Co. will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers.  The selling commissions are $40.60, $25.86, $28.06, $28.15 and $28.80 per $1,000 principal amount note for notes linked to the common shares of Barrick Gold Corporation, the common stock of Best Buy Co., Inc., the common stock of Tesoro Corporation, the common stock of J.C. Penney Company, Inc and the common shares of Research In Motion Limited, respectively. See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-42 of the accompanying product supplement no. 7-II.

The estimated value of the notes as determined by JPMS, when the terms of the notes were set, was $943.85, $955.75, $951.64, $947.48 and $933.29 per $1,000 principal amount note for notes linked to the common shares of Barrick Gold Corporation, the common stock of Best Buy Co., Inc., the common stock of Tesoro Corporation, the common stock of J.C. Penney Company, Inc and the common shares of Research In Motion Limited, respectively.  See “JPMS’s Estimated Value of the Notes” in this pricing supplement for additional information.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

June 26, 2013

Additional Terms Specific to Each Note Offering

This pricing supplement relates to five (5) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the five (5) note offerings or, at your election, in two or more of the offerings.  While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.
You should read this pricing supplement together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 7-II dated November 16, 2011.  This pricing supplement, together with the documents listed below, contains the terms of the notes, supplements the term sheet related hereto dated June 19, 2013 and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 7-II, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
•	Product supplement no. 7-II dated November 16, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007680/e46240_424b2.pdf
•	Prospectus supplement dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf
•	Prospectus dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 19617.  As used in this pricing supplement, the “Company,” “we,” “us” and “our” refer to JPMorgan Chase & Co.

Additional Key Terms

Monitoring Period:	The period from but excluding the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price, subject to adjustments.
Cash Value:
For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of such Reference Stock and (2) the Final Share Price of such Reference Stock, subject to adjustments.

Initial Share Price:
The closing price of the applicable Reference Stock on the Pricing Date, divided by the Stock Adjustment Factor.  The Initial Share Price is subject to adjustments in certain circumstances.  See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events” in the accompanying product supplement no. 7-II for further information about these adjustments.

Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.
Stock Adjustment Factor:
For each Reference Stock, set equal to 1.0 on the Pricing Date, subject to adjustment under certain circumstances. See “General Terms of Notes — Anti-Dilution Adjustments” in the accompanying product supplement no. 7-II.

Selected Purchase Considerations

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THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US — The notes will pay interest at an Interest Rate depending upon the applicable Reference Stock, as indicated on the cover of this pricing supplement.  The applicable Interest Rate is higher than the yield currently available on debt securities of comparable maturity issued by us.  Because the notes are our unsecured and unsubordinated obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.

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MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Interest Rate set forth on the cover of this pricing supplement. Interest will be payable to the holders of record at the close of business on the business day immediately preceding the applicable Interest Payment Date. If an Interest Payment Date is not a business day, payment will be made on the next business day immediately following such day, but no additional interest will accrue as a result of the delayed payment.

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THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — We will pay you your principal back at maturity so long as the applicable Final Share Price is not less than the applicable Initial Share Price or the closing price of the applicable Reference Stock is not less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period.  However, if the applicable Final Share Price is less than the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period is less than the applicable Initial Share Price by more than the applicable Buffer Amount, you could lose the entire principal amount of your notes.

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TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT — You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 7-II beginning on page PS-36. Based on current market conditions, in determining our reporting responsibilities we intend to treat the notes for U.S. federal income tax purposes as units each comprising: (x) a Put Option written by you that requires you to purchase the Reference Stock (or, at our option, receive the Cash Value thereof) from us at maturity under circumstances where the payment due at maturity is the Physical Delivery Amount and (y) a Deposit of $1,000 per $1,000 principal amount note to secure your potential obligation under the Put Option. By purchasing the notes, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to follow this treatment and the allocations described in the following paragraph. However, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax

JPMorgan Structured Investments -	PS - 1
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the notes are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax.
In determining our reporting responsibilities, we intend to treat the percentages of each interest payment specified on the cover of this pricing supplement as interest on the Deposit and as Put Premium, respectively. Assuming that the treatment of the notes as units each comprising a Put Option and a Deposit is respected, amounts treated as interest on the Deposit will be taxed as ordinary income, while the Put Premium will not be taken into account prior to maturity or sale.
Both U.S. and Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the 2007 notice. Purchasers who are not initial purchasers of notes at the issue price should also consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative treatments, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.
Non-U.S. Holders - Additional Tax Consideration
Non-U.S. Holders should note that recently proposed Treasury regulations, if finalized in their current form, could impose a withholding tax at a rate of 30% (subject to reduction under an applicable income tax treaty) on amounts attributable to U.S.-source dividends (including, potentially, adjustments to account for extraordinary dividends) that are paid or “deemed paid” after December 31, 2013 under certain financial instruments, if certain other conditions are met. While significant aspects of the application of these proposed regulations to the notes are uncertain, if these proposed regulations were finalized in their current form, we (or other withholding agents) might determine that withholding is required with respect to notes held by a Non-U.S. Holder or that the Non-U.S. Holder must provide information to establish that withholding is not required. Non-U.S. Holders should consult their tax advisers regarding the potential application of these proposed regulations. If withholding is so required, we will not be required to pay any additional amounts with respect to amounts so withheld.

Selected Risk Considerations

An investment in the notes involves significant risks.  Investing in the notes is not equivalent to investing directly in any of the Reference Stocks.  These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 7-II dated November 16, 2011.
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YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal.  The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period.  Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock equal to the Physical Delivery Amount (or, at our election, the Cash Value thereof).  The market value of the shares of the applicable Reference Stock delivered to you as the Physical Delivery Amount or the Cash Value thereof will most likely be less than the principal amount of your notes and may be zero.  Accordingly, you could lose up to the entire principal amount of your notes.

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THE BENEFIT PROVIDED BY THE BUFFER AMOUNT MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount, you will be fully exposed to any depreciation in the applicable Reference Stock, from the Initial Share Price to the Final Share Price.  We refer to this feature as a contingent buffer.  Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a number of shares of the applicable Reference Stock equal to the Physical Delivery Amount (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% that the applicable Final Share Price is less than the applicable Initial Share Price.  You will be subject to this potential loss of principal even if the closing price of the applicable Reference Stock subsequently recovers such that the applicable closing price of the Reference Stock is not less than its Initial Share Price by more than its Buffer Amount.  If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity.  As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.

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CREDIT RISK OF JPMORGAN CHASE & CO. — The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes.  Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes.  Any actual or potential change in our creditworthiness or credit spreads, as determined by the market for taking our credit risk, is likely to adversely affect the value of the notes.  If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

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POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and as an agent of the offering of the notes, hedging our obligations under the notes and making the assumptions used to determine the pricing of the notes and the estimated value of the applicable notes when the terms of the notes are set, which we refer to as JPMS’s estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the notes and the value of the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to the Notes Generally” in the accompanying product supplement no. 7-II for additional information about these risks. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, the Reference Stock issuers or providing advisory services to the Reference Stock issuers. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers, and these reports may or may not recommend that investors buy or hold the Reference Stock. As a prospective purchaser of the notes, you should undertake an independent investigation of the Reference Stock issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

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SINGLE STOCK RISK — The price of the applicable Reference Stock can fall sharply due to factors specific to that Reference Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market

JPMorgan Structured Investments -	PS - 2
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

factors, such as general stock market volatility and levels, interest rates and economic and political conditions.
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JPMS’S ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE NOTES — JPMS’s estimated value is only an estimate using several factors.  The original issue price of the notes exceeds JPMS’s estimated value of the applicable notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes.  These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes.  See “JPMS’s Estimated Value of the Notes” in this pricing supplement.

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JPMS’S ESTIMATED VALUE DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER FROM OTHERS’ ESTIMATES — JPMS’s estimated value of the applicable notes is determined by reference to JPMS’s internal pricing models when the terms of the notes are set.  This estimated value is based on market conditions and other relevant factors existing at that time and JPMS’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors.  Different pricing models and assumptions could provide valuations for notes that are greater than or less than JPMS’s estimated value.  In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.  On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.  See “JPMS’s Estimated Value of the Notes” in this pricing supplement.

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JPMS’S ESTIMATED VALUE IS NOT DETERMINED BY REFERENCE TO CREDIT SPREADS FOR OUR CONVENTIONAL FIXED-RATE DEBT — The internal funding rate used in the determination of JPMS’s estimated value of the applicable notes generally represents a discount from the credit spreads for our conventional fixed-rate debt.  The discount is based on, among other things, our view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for our conventional fixed-rate debt.  If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the notes to be more favorable to you.  Consequently, our use of an internal funding rate would have an adverse effect on the terms of the notes and any secondary market prices of the notes.  See “JPMS’s Estimated Value of the Notes” in this pricing supplement.

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THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT STATEMENTS) MAY BE HIGHER THAN JPMS’S THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME PERIOD — We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.  These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances.  See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.  Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by JPMS (and which may be shown on your customer account statements).

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SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE NOTES — Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes.  As a result, the price, if any, at which JPMS will be willing to buy notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price.  Any sale by you prior to the maturity date could result in a substantial loss to you.  See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the notes.
The notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your notes to maturity.  See “— Lack of Liquidity” below.

•
SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS — The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, estimated hedging costs and the closing price of one share of the applicable Reference Stock, including:

•	any actual or potential change in our creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	secondary market credit spreads for structured debt issuances;
•	the actual and expected volatility in the price of the Reference Stock;
•	the time to maturity of the notes;
•
whether the closing price of one share of the applicable Reference Stock has been, or is expected to be, less than the applicable Initial Share Price by more than the applicable Buffer Amount during the Monitoring Period;

•	the dividend rate on the applicable Reference Stock;
•
the occurrence of certain events affecting the issuer of the applicable Reference Stock that may or may not require an adjustment to the applicable Stock Adjustment Factor, including a merger or acquisition;

•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market.

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BUFFER AMOUNT APPLIES ONLY IF YOU HOLD THE NOTES TO MATURITY — We will pay you your principal back at maturity only if the closing price of the applicable Reference Stock is not less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period, the applicable Final Share Price is not less than the applicable Initial Share Price and the notes are held to maturity. If the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period and the applicable Final Share Price is less than the applicable Initial Share Price, the benefit provided by the applicable Buffer Amount will be eliminated and you will be fully exposed to any decline in the closing price of the applicable Reference Stock from the applicable Initial Share Price to the applicable Final Share Price.

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VOLATILITY RISK — Greater expected volatility with respect to the applicable Reference Stock indicates a greater likelihood as of the Pricing Date that the closing price of the applicable Reference Stock could be less than the

JPMorgan Structured Investments -	PS - 3
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period or that the applicable Final Share Price could be less than the applicable Initial Share Price on the Observation Date. The applicable Reference Stock’s volatility, however, can change significantly over the term of the notes. The closing price of the applicable Reference Stock could fall sharply on any day during the Monitoring Period, which could result in a significant loss of principal.

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YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant.  Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.

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NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments.  In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•
RISKS ASSOCIATED WITH NON-U.S. SECURITIES SUCH AS THE COMMON SHARES OF BARRICK GOLD CORPORATION, SILVER WHEATON CORP. AND RESEARCH IN MOTION LIMITED — An investment in the notes linked to the value of non-U.S. equity securities, such as the common shares of Barrick Gold Corporation, Silver Wheaton Corp. and the Research In Motion Limited (which we refer to as “the common stock of Barrick Gold, Silver Wheaton and Research in Motion”) involves risks associated with the home country of the issuer of the non-U.S. equity securities.  Non-U.S. companies, such as those in Canada, are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies. The prices of non-U.S. equity securities may be affected by political, economic, financial and social factors in the home country of the issuer of the non-U.S. equity securities, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such country may be subjected to different and, in some cases, more adverse economic environments.

•
THE NOTES LINKED TO THE COMMON STOCK OF BARRICK GOLD, SILVER WHEATON AND RESEARCH IN MOTION ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK — Because the common stock of each of Barrick Gold, Silver Wheaton and Research in Motion is quoted and traded in U.S. dollars on The New York Stock Exchange and in Canadian dollars on the Toronto Stock Exchange, fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will likely affect the relative value of the common stock of Barrick Gold, Silver Wheaton and Research in Motion in the two different currencies and, as a result, will likely affect the market price of the common stock of Barrick Gold, Silver Wheaton and Research in Motion trading on The New York Stock Exchange. These trading differences and currency exchange may affect the market value of the notes and whether the closing price of the common stock of Barrick Gold, Silver Wheaton and Research in Motion will fall below the applicable Buffer Amount on any trading day during the Monitoring Period and whether the applicable Final Share Price will be greater than, equal to or less than the applicable Initial Share Price. The Canadian dollar has been subject to fluctuations against the U.S. dollar in the past, and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rate of the Canadian dollar and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the notes linked to the common stock of Barrick Gold, Silver Wheaton and Research in Motion. The exchange rate between the Canadian dollar and the U.S. dollar is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Canada and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in Canada and the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by Canada, the United States and other jurisdictions important to international trade and finance.

•
NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks.  We have not independently verified any of the information about the Reference Stock issuers contained in this pricing supplement or in product supplement no. 7-II.  You should undertake your own investigation into the Reference Stocks and their issuer’s.  We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.

•
LACK OF LIQUIDITY — The notes will not be listed on any securities exchange.  JPMS intends to offer to purchase the notes in the secondary market but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.  Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes.

•
THE ANTI-DILUTION PROTECTION FOR THE REFERENCE STOCK IS LIMITED AND MAY BE DISCRETIONARY — The calculation agent will make adjustments to the Stock Adjustment Factor for certain corporate events affecting the Reference Stock.  However, the calculation agent will not make an adjustment in response to all events that could affect the Reference Stock.  If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.  You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.

JPMorgan Structured Investments -	PS - 4
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only.  Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC.  Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov.  We do not make any representation that these publicly available documents are accurate or complete.  See “The Reference Stock” beginning on page PS-22 of the accompanying product supplement no. 7-II for more information.

Barrick Gold Corporation (“Barrick Gold”)

According to its publicly available filings with the SEC, Barrick Gold is a Canadian company which is engaged in the production and sale of gold, as well as related activities such as exploration and mine development. Barrick Gold also produces copper, oil and gas. The common shares of Barrick Gold, no par value, which we refer to as the as "the common stock," is listed on New York Stock Exchange, which we refer to as the relevant exchange for purposes of Barrick Gold in the accompanying product supplement no. 7-II.  Barrick Gold's SEC file number is 001-09059.

Historical Information Regarding the Common Stock of Barrick Gold

The following graph sets forth the historical performance of the common stock of Barrick Gold based on the weekly closing price (in U.S. dollars) of the common stock of Barrick Gold from January 4, 2008 through June 21, 2013. The closing price of the one share of common stock of Barrick Gold on June 26, 2013 was $14.78.  We obtained the closing prices below from Bloomberg Financial Markets, without independent verification.  The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of Barrick Gold has experienced significant fluctuations.  The historical performance of the common stock of Barrick Gold should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Barrick Gold during the term of the notes.  We cannot give you assurance that the performance of the common stock of Barrick Gold will result in the return of any of your initial investment.  We make no representation as to the amount of dividends, if any, that Barrick Gold will pay in the future.  In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Barrick Gold.

JPMorgan Structured Investments -	PS - 5
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Barrick Gold

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Barrick Gold, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis.  For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$14.78	•	the Buffer Amount (in U.S. dollars):	$2.95
•	the Interest Rate:	9.375% (equivalent to 18.75% per annum)	•	the Buffer Amount:	20.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$14.78	100%	$29.56	200%	$1,000.00	$1,000.00
$7.39	50%	$15.52	105%	$1,000.00	$1,000.00
$14.78	100%	$14.78	100%	$1,000.00	$1,000.00
$11.83	80%	$11.83	80%	$1,000.00	$1,000.00
$7.39	50%	$14.04	95%	67 shares of the Reference Stock or the Cash Value thereof	$950.00
$7.39	50%	$7.39	50%	67 shares of the Reference Stock or the Cash Value thereof	$500.00
$3.70	25%	$3.70	25%	67 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	67 shares of the Reference Stock or the Cash Value thereof	$0.00

**
Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash.  Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of a payment received at maturity set forth in the table above is calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $7.39 but the Final Share Price is $15.52.  Because the Final Share Price of $15.52 is greater than the Initial Share Price of $14.78, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $7.39 and the Final Share Price is $14.04.  Because the Final Share Price of $14.04 is less than the Initial Share Price of $14.78 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $14.04, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date.  However, the closing price of the Reference Stock on the Observation Date is $7.39, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $7.39 is less than the Initial Share Price of $14.78 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $7.39, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4:  The Final Share Price of $11.83 is less than the Initial Share Price of $14.78 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period.  Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $11.83 is less than the Initial Share Price of $14.78.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $93.75 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price.  On the Pricing Date, the Initial Share Price was $14.78, the Buffer Amount was $2.956 and the Physical Delivery Amount was 67.659 shares of the Reference Stock, in each case subject to adjustments.

The hypothetical payments on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments -	PS - 6
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Best Buy Co., Inc. (“"Best Buy"”)

According to its publicly available filings with the SEC, Best Buy is a multinational retailer of consumer electronics, computing and mobile phone products, entertainment products, appliances and related services. The common stock of "Best Buy", par value $0.10 per share, is listed on New York Stock Exchange, which we refer to as the relevant exchange for purposes of "Best Buy" in the accompanying product supplement no. 7-II.  "Best Buy's" SEC file number is 001-09595.

Historical Information Regarding the Common Stock of "Best Buy"

The following graph sets forth the historical performance of the common stock of "Best Buy" based on the weekly closing price (in U.S. dollars) of the common stock of "Best Buy" from January 4, 2008 through June 21, 2013. The closing price of the one share of common stock of "Best Buy" on June 26, 2013 was $27.28.  We obtained the closing prices below from Bloomberg Financial Markets, without independent verification.  The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of "Best Buy" has experienced significant fluctuations.  The historical performance of the common stock of "Best Buy" should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of "Best Buy" during the term of the notes.  We cannot give you assurance that the performance of the common stock of "Best Buy" will result in the return of any of your initial investment.  We make no representation as to the amount of dividends, if any, that "Best Buy" will pay in the future.  In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of "Best Buy".

JPMorgan Structured Investments -	PS - 7
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of "Best Buy"

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of "Best Buy", based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis.  For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$27.28	•	the Buffer Amount (in U.S. dollars):	$6.82
•	the Interest Rate:	6.25% (equivalent to 12.50% per annum)	•	the Buffer Amount:	25.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$27.28	100%	$54.56	200%	$1,000.00	$1,000.00
$13.64	50%	$28.64	105%	$1,000.00	$1,000.00
$27.28	100%	$27.28	100%	$1,000.00	$1,000.00
$20.46	75%	$20.46	75%	$1,000.00	$1,000.00
$13.64	50%	$25.92	95%	36 shares of the Reference Stock or the Cash Value thereof	$950.00
$13.64	50%	$13.64	50%	36 shares of the Reference Stock or the Cash Value thereof	$500.00
$6.82	25%	$6.82	25%	36 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	36 shares of the Reference Stock or the Cash Value thereof	$0.00

**
Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash.  Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of a payment received at maturity set forth in the table above is calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $13.64 but the Final Share Price is $28.64.  Because the Final Share Price of $28.64 is greater than the Initial Share Price of $27.28, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $13.64 and the Final Share Price is $25.92.  Because the Final Share Price of $25.92 is less than the Initial Share Price of $27.28 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $25.92, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date.  However, the closing price of the Reference Stock on the Observation Date is $13.64, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $13.64 is less than the Initial Share Price of $27.28 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $13.64, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4:  The Final Share Price of $20.46 is less than the Initial Share Price of $27.28 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period.  Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $20.46 is less than the Initial Share Price of $27.28.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $62.50 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price.  On the Pricing Date, the Initial Share Price was $27.28, the Buffer Amount was $6.82 and the Physical Delivery Amount was 36.6569 shares of the Reference Stock, in each case subject to adjustments.

The hypothetical payments on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments -	PS - 8
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Tesoro Corporation (“Tesoro”)

According to its publicly available filings with the SEC, Tesoro is an independent petroleum refiners and marketers in the United States. The common stock of Tesoro, par value $0.16 2/3 per share, is listed on New York Stock Exchange, which we refer to as the relevant exchange for purposes of Tesoro in the accompanying product supplement no. 7-II.  Tesoro's SEC file number is 001-03473.

Historical Information Regarding the Common Stock of Tesoro

The following graph sets forth the historical performance of the common stock of Tesoro based on the weekly closing price (in U.S. dollars) of the common stock of Tesoro from January 4, 2008 through June 21, 2013. The closing price of the one share of common stock of Tesoro on June 26, 2013 was $54.10.  We obtained the closing prices below from Bloomberg Financial Markets, without independent verification.  The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of Tesoro has experienced significant fluctuations.  The historical performance of the common stock of Tesoro should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Tesoro during the term of the notes.  We cannot give you assurance that the performance of the common stock of Tesoro will result in the return of any of your initial investment.  We make no representation as to the amount of dividends, if any, that Tesoro will pay in the future.  In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Tesoro.

JPMorgan Structured Investments -	PS - 9
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Tesoro

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Tesoro, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis.  For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$54.10	•	the Buffer Amount (in U.S. dollars):	$13.52
•	the Interest Rate:	6.00% (equivalent to 12.00% per annum)	•	the Buffer Amount:	25.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$54.10	100%	$108.20	200%	$1,000.00	$1,000.00
$27.05	50%	$56.81	105%	$1,000.00	$1,000.00
$54.10	100%	$54.10	100%	$1,000.00	$1,000.00
$40.58	75%	$40.58	75%	$1,000.00	$1,000.00
$27.05	50%	$51.40	95%	18 shares of the Reference Stock or the Cash Value thereof	$950.00
$27.05	50%	$27.05	50%	18 shares of the Reference Stock or the Cash Value thereof	$500.00
$13.52	25%	$13.52	25%	18 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	18 shares of the Reference Stock or the Cash Value thereof	$0.00

**
Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash.  Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of a payment received at maturity set forth in the table above is calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $27.05 but the Final Share Price is $56.81.  Because the Final Share Price of $56.81 is greater than the Initial Share Price of $54.10, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $27.05 and the Final Share Price is $51.40.  Because the Final Share Price of $51.40 is less than the Initial Share Price of $54.10 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $51.40, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date.  However, the closing price of the Reference Stock on the Observation Date is $27.05, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $27.05 is less than the Initial Share Price of $54.10 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $27.05, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4:  The Final Share Price of $40.58 is less than the Initial Share Price of $54.10 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period.  Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $40.58 is less than the Initial Share Price of $54.10.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $60.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price.  On the Pricing Date, the Initial Share Price was $54.10, the Buffer Amount was $13.525 and the Physical Delivery Amount was 18.4843 shares of the Reference Stock, in each case subject to adjustments.

The hypothetical payments on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments -	PS - 10
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

J.C. Penney Company, Inc. (“J.C. Penney”)

According to its publicly available filings with the SEC, J.C.Penney is a retail department store company that business sells merchandise and services to consumers through department stores and over the internet. The common stock of J.C. Penney, par value $0.50 per share, is listed on New York Stock Exchange, which we refer to as the relevant exchange for purposes of J.C. Penney in the accompanying product supplement no. 7-II.  J.C. Penney's SEC file number is 001-15724.

Historical Information Regarding the Common Stock of J.C. Penney

The following graph sets forth the historical performance of the common stock of J.C. Penney based on the weekly closing price (in U.S. dollars) of the common stock of J.C. Penney from January 4, 2008 through June 21, 2013. The closing price of the one share of common stock of J.C. Penney on June 26, 2013 was $16.15.  We obtained the closing prices below from Bloomberg Financial Markets, without independent verification.  The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of J.C. Penney has experienced significant fluctuations.  The historical performance of the common stock of J.C. Penney should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of J.C. Penney during the term of the notes.  We cannot give you assurance that the performance of the common stock of J.C. Penney will result in the return of any of your initial investment.  We make no representation as to the amount of dividends, if any, that J.C. Penney will pay in the future.  In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of J.C. Penney.

JPMorgan Structured Investments -	PS - 11
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of J.C. Penney

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of J.C. Penney, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis.  For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$16.15	•	the Buffer Amount (in U.S. dollars):	$5.65
•	the Interest Rate:	7.625% (equivalent to 15.25% per annum)	•	the Buffer Amount:	35.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$16.15	100%	$32.30	200%	$1,000.00	$1,000.00
$8.08	50%	$16.96	105%	$1,000.00	$1,000.00
$16.15	100%	$16.15	100%	$1,000.00	$1,000.00
$10.50	65%	$10.50	65%	$1,000.00	$1,000.00
$8.08	50%	$15.34	95%	61 shares of the Reference Stock or the Cash Value thereof	$950.00
$8.08	50%	$8.08	50%	61 shares of the Reference Stock or the Cash Value thereof	$500.00
$4.04	25%	$4.04	25%	61 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	61 shares of the Reference Stock or the Cash Value thereof	$0.00

**
Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash.  Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of a payment received at maturity set forth in the table above is calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $8.08 but the Final Share Price is $16.96.  Because the Final Share Price of $16.96 is greater than the Initial Share Price of $16.15, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $8.08 and the Final Share Price is $15.34.  Because the Final Share Price of $15.34 is less than the Initial Share Price of $16.15 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $15.34, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date.  However, the closing price of the Reference Stock on the Observation Date is $8.08, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $8.08 is less than the Initial Share Price of $16.15 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $8.08, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4:  The Final Share Price of $10.50 is less than the Initial Share Price of $16.15 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period.  Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $10.50 is less than the Initial Share Price of $16.15.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $76.25 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price.  On the Pricing Date, the Initial Share Price was $16.15, the Buffer Amount was $5.6525 and the Physical Delivery Amount was 61.9195 shares of the Reference Stock, in each case subject to adjustments.

The hypothetical payments on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments -	PS - 12
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Research In Motion Limited (“Research In Motion”)

According to its publicly available filings with the SEC, Research In Motion, a Canadian company, is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. The common shares of Research In Motion, no par value, which we refer to as "the common stock of Research In Motion," is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Research In Motion in the accompanying product supplement no. 7-II.  Research In Motion's SEC file number is 000-29898.

Historical Information Regarding the Common Stock of Research In Motion

The following graph sets forth the historical performance of the common stock of Research In Motion based on the weekly closing price (in U.S. dollars) of the common stock of Research In Motion from January 4, 2008 through June 21, 2013. The closing price of the one share of common stock of Research In Motion on June 26, 2013 was $14.91.  We obtained the closing prices below from Bloomberg Financial Markets, without independent verification.  The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of Research In Motion has experienced significant fluctuations.  The historical performance of the common stock of Research In Motion should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Research In Motion during the term of the notes.  We cannot give you assurance that the performance of the common stock of Research In Motion will result in the return of any of your initial investment.  We make no representation as to the amount of dividends, if any, that Research In Motion will pay in the future.  In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Research In Motion.

JPMorgan Structured Investments -	PS - 13
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Research In Motion

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Research In Motion, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis.  For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$14.91	•	the Buffer Amount (in U.S. dollars):	$5.21
•	the Interest Rate:	9.00% (equivalent to 18.00% per annum)	•	the Buffer Amount:	35.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$14.91	100%	$29.82	200%	$1,000.00	$1,000.00
$7.46	50%	$15.66	105%	$1,000.00	$1,000.00
$14.91	100%	$14.91	100%	$1,000.00	$1,000.00
$9.70	65%	$9.70	65%	$1,000.00	$1,000.00
$7.46	50%	$14.16	95%	67 shares of the Reference Stock or the Cash Value thereof	$950.00
$7.46	50%	$7.46	50%	67 shares of the Reference Stock or the Cash Value thereof	$500.00
$3.73	25%	$3.73	25%	67 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	67 shares of the Reference Stock or the Cash Value thereof	$0.00

**
Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash.  Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of a payment received at maturity set forth in the table above is calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $7.46 but the Final Share Price is $15.66.  Because the Final Share Price of $15.66 is greater than the Initial Share Price of $14.91, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $7.46 and the Final Share Price is $14.16.  Because the Final Share Price of $14.16 is less than the Initial Share Price of $14.91 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $14.16, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date.  However, the closing price of the Reference Stock on the Observation Date is $7.46, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $7.46 is less than the Initial Share Price of $14.91 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity.  Because the Final Share Price of the Reference Stock is $7.46, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4:  The Final Share Price of $9.70 is less than the Initial Share Price of $14.91 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period.  Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $9.70 is less than the Initial Share Price of $14.91.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $90.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price.  On the Pricing Date, the Initial Share Price was $14.91, the Buffer Amount was $5.2185 and the Physical Delivery Amount was 67.0691 shares of the Reference Stock, in each case subject to adjustments.

The hypothetical payments on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments -	PS -
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

JPMS’s Estimated Value of the Notes

For each offering of the notes, JPMS’s estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the notes.  JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time.  The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt.

For additional information, see “Selected Risk Considerations — JPMS’s Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt.”  The value of the derivative or derivatives underlying the economic terms of the notes is derived from JPMS’s internal pricing models.  These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments.  Accordingly, JPMS’s estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.  See “Selected Risk Considerations — JPMS’s Estimated Value Does Not Represent Future Values of the Notes and May Differ from Others’ Estimates.”

JPMS’s estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes.  These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes.  Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.  A portion of the profits realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits.  See “Selected Risk Considerations — JPMS’s Estimated Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.

Secondary Market Prices of the Notes

For information about factors that will impact any secondary market prices of the notes, see “Selected Risk Considerations — Secondary Market Prices of the Notes Will Be Impacted by Many Economic and Market Factors” in this pricing supplement.  In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the notes.  The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by JPMS.  See “Selected Risk Considerations — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than JPMS’s Then-Current Estimated Value of the Notes for a Limited Time Period.”

Supplemental Use of Proceeds

The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the notes.

The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes.  See the applicable sections under “The Reference Stocks” in this pricing supplement for an illustration of the risk-return profile of the notes and a description of the market exposure provided by the notes.

The original issue price of the notes is equal to JPMS’s estimated value of the applicable notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the applicable notes, plus the estimated cost of hedging our obligations under the applicable notes.

For purposes of the notes offered by this pricing supplement, the first and second paragraph of the section entitled “Use of Proceeds and Hedging” on page PS-21 of the accompanying product supplement no. 7-II are deemed deleted in their entirety.  Please refer instead to the discussion set forth above.

Validity of the Notes

In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the notes offered by this pricing supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated March 29, 2012, which was filed as an exhibit to a Current Report on Form 8-K by us on March 29, 2012.

JPMorgan Structured Investments -	PS - 15
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer